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                                                                    EXHIBIT 23.3









          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS




        We hereby consent to the references to our firm in the form and context in which they appear under the heading "Experts" in this Amendment No. 1 to Registration Statement on Form S-3 of HS Resources, Inc. ("HSR") and the incorporation by reference into the foregoing of all references to our firm included in the Annual Report on Form 10-K of HSR for the year ended December 31, 1996.




                                         NETHERLAND, SEWELL & ASSOCIATES, INC.



                                         By:  /s/ Clarence M. Netherland
                                            ------------------------------------
                                              Clarence M. Netherland
                                              Chairman


Dallas, Texas

June 20, 1997